Exhibit 99.2

                                     CONSENT

         In accordance with Rule 438 under the Securities Act of 1933, the undersigned hereby consents to being named as a prospective director of Constellation Energy Group, Inc. in its Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (SEC File No. 33-64799) filed with the Securities and Exchange Commission.

/s/ H. Furlong Baldwin              /s/ James R. Curtiss
________________________            _____________________________
H. Furlong Baldwin                          James R. Curtiss


/s/ Douglas L. Becker               /s/ Jerome W. Geckle
________________________            _____________________________
Douglas L. Becker                   Jerome W. Geckle


/s/ Beverly B. Byron                /s/ Dr. Freeman A. Hrabowski, III
________________________            _____________________________
Beverly B. Byron                    Dr. Freeman A. Hrabowski, III


/s/ J. Owen Cole                    /s/ Nancy Lampton
________________________            _____________________________
J. Owen Cole                                Nancy Lampton


/s/ Dan A. Colussy                  /s/ Charles R. Larson
________________________            _____________________________
Dan A. Colussy                              Charles R. Larson


/s/ Edward A. Crooke                /s/ George V. McGowan
________________________            _____________________________
Edward A. Crooke                    George V. McGowan


/s/ Christian H. Poindexter         /s/ George L. Russell, Jr.
_________________________           _____________________________
Christian H. Poindexter             George L. Russell, Jr.


/s/ Michael D. Sullivan
_________________________
Michael D. Sullivan